                                                                   Exhibit 4.22


  --SPACE ABOVE THIS LINE LEFT INTENTIONALLY BLANK FOR RECORDING INFORMATION--

NOTE TO GEORGIA TAX COMMISSIONER: THIS INSTRUMENT SECURES A BOND ISSUE BY A PUBLIC AUTHORITY OF THE STATE OF GEORGIA, AND A PUBLIC AUTHORITY OF THE STATE OF GEORGIA IS A PARTY TO THIS INSTRUMENT. THEREFORE, THIS INSTRUMENT IS NOT SUBJECT TO INTANGIBLE RECORDING TAX PURSUANT TO CHAPTER 560-11-8-14(1) OF THE RULES OF THE DEPARTMENT OF REVENUE, PROPERTY TAX DIVISION

After recording,
please return to:


         KING & SPALDING
         191 Peachtree Street
         Atlanta, Georgia  30303-1763
         Attn:  Ruth T. West

This instrument prepared by the above-named attorney

STATE OF GEORGIA
HEARD COUNTY

                              DEED TO SECURE DEBT,
              SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES


         THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (the "Security Deed"), made and given as of this 1st day of November, 1999, by the DEVELOPMENT AUTHORITY OF HEARD COUNTY, a public body corporate and politic having its principal place of business in Franklin, Georgia (herein called "Grantor") in favor of THE CHASE MANHATTAN BANK, a New York banking corporation having its principal corporate trust office in New York, New York, not individually, but solely in its capacity as Trustee under the Indenture (as hereafter defined) (together with its permitted successors and assigns, the "Grantee"), whose address is 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services;

                              W I T N E S S E T H :

         WHEREAS, the Grantor has been created pursuant to an act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62, ET SEQ.), as amended (the "Act"), and an activating resolution of the Board of Commissioners of Heard County, adopted on January 3, 1972, the Grantor has been activated as required by the terms of the Act, its directors have been appointed as provided therein and are currently acting in that capacity and a copy of said activating resolution has been filed with the Secretary of State of the State of Georgia as required by law; and

         WHEREAS, the Grantor has been created to develop and promote for the public good and general welfare trade, commerce, industry and employment opportunities and to promote the general welfare of the State of Georgia; the Act empowers the Grantor to issue its revenue obligations, in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. Sections 36-82-60 to 36-82-85), as heretofore and hereafter amended, for -the purpose of acquiring, constructing and installing any "project" (as defined in the Act) for lease or sale to prospective tenants or purchasers in furtherance of the public purpose for which it was created; and

         WHEREAS, after careful study and investigation, the Grantor, in furtherance of the public purpose for which it was created and pursuant to an authorizing resolution, has entered into a Lease Agreement of even date herewith (as the same may be amended from time to time in accordance with its terms, the "Lease"), with Tenaska Georgia Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Lessee"); and

         WHEREAS, to obtain funds to finance in part, the acquisition, construction, installation and equipping of an approximately 936 megawatt natural gas fired (with oil as the backup fuel) electric power generation facility, consisting of 6 F-class simple cycle combustion turbine engines in Heard County, Georgia owned by the Grantor and leased to and operated by the Lessee (the "Project"), the Grantor will issue its Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999 (the "Bonds") pursuant to an Indenture of Trust dated as of November 1, 1999 (as the same may be supplemented and amended from time to time, the "Indenture") between the Grantor and The Chase Manhattan Bank as Trustee (the "Trustee") in the aggregate principal amount of not to exceed $400,000,000 in substantially the form, bearing interest at the rates and maturing on the dates set forth in the Indenture; and

         WHEREAS, in connection with the commencement of commercial operation of the Project, the Lessee is required to deliver the Debt Service Reserve Letter of Credit (the "DSR Letter of Credit") and The Toronto-Dominion Bank ("Toronto-Dominion"), as issuing bank, has agreed to issue the DSR Letter of Credit subject to the terms and conditions contained in the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of November 1, 1999, among each of the banks and financial institutions parties thereto and Toronto-Dominion, as issuing bank and as agent for such banks and financial institutions (in such capacity as agent, and together with its successors and assigns, the "DSR LOC Provider");

         WHEREAS, in connection with the Lessee's obligations under the Power Purchase Agreement (as defined in the Common Agreement hereafter referred to), the Lessee may deliver the PPA Letter of Credit (the "PPA LOC") and Toronto-Dominion, as issuing bank, has agreed to issue the PPA LOC subject to the terms and conditions contained in the PPA Letter of Credit and Reimbursement Agreement, dated as of November 1, 1999, among each of the banks and financial institutions parties thereto and Toronto-Dominion, as issuing bank and as agent for such banks and financial institutions (in such capacity as agent, and together with its successors and assigns, the "PPA LOC Provider");

         WHEREAS, the Lessee may finance certain working capital requirements of the Project by entering into a working capital agreement with a financial institution for the provision of credit to the Lessee (such financial institution, the "Working Capital Provider" and, together with the DSR LOC Provider and the PPA LOC Provider, the "Senior Parties"); and

         WHEREAS, the Lessee, as purchaser of the Bonds, has agreed to pledge the Bonds to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") pursuant to a Partnership Assignment and Security Agreement dated as of November 1, 1999 (as amended from time to time in accordance with its terms, the "Partnership Assignment and Security Agreement") as security for its obligations to the Senior Parties under the Financing Documents (as defined in the Common Agreement hereinafter referred to); and

         WHEREAS, the Lessee, the Collateral Agent, the Trustee and the Senior Parties have entered into a Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999 (as amended from time to time in accordance with its terms, the "Collateral Agency Agreement") to set forth the rights of the Lessee and the Senior Parties as to the Collateral (as defined therein); and

         WHEREAS, the Lessee, the Collateral Agent and the Senior Parties have entered into an Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms dated as of November 1, 1999 (as amended from time to time in accordance with its terms, the "Common Agreement") which sets forth certain representations, warranties and covenants of the Lessee relating to the Project; and

         WHEREAS, the Grantor, as security for the payment of the Bonds, will assign and pledge all of its rights, title, interest and remedies in and under the Lease Agreement, except certain rights reserved by the Grantor under the terms of the Indenture, together with the Lease Agreement itself, and all amounts on deposit from time to time in the "Bond Fund" established under the Indenture and, to the extent such amounts represent proceeds of the Bonds, the "Construction Fund" established under the Collateral Agency Agreement, to the Grantee, as Trustee, under the terms of the Indenture; and

         WHEREAS, the Grantor has further agreed under the terms of the Indenture to convey to the Trustee title to, and to grant to the Trustee a security interest in, the Project as additional security for the indebtedness evidenced by the Bonds and all leases and rents related thereto, all as more fully set forth in the Indenture, and, by this reference thereto, the Indenture is incorporated herein and made a part hereof; and

         NOW THEREFORE, FOR AND IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure (i) the indebtedness of Grantor hereinafter set forth, (ii) all amounts, sums and expenses paid hereunder by Grantee according to the terms hereof and (iii) all other obligations and liabilities of Grantor hereunder, together with interest on the said indebtedness, obligations, liabilities, amounts, sums and expenses (all of the aforesaid are hereinafter collectively referred to as the "Indebtedness"), Grantor hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to Grantee and the successors and assigns of Grantee all of the following described land and interests in land, estates, easements, tenements, rights, improvements, property, fixtures, machinery and equipment:

         ALL THOSE CERTAIN lot(s), piece(s) or parcel(s) of land described in EXHIBIT A attached hereto and by this reference incorporated herein and made a part hereof;

         TOGETHER WITH the buildings, structures and improvements now or hereafter located on said land described in EXHIBIT A hereto and all right, title and interest, if any, of Grantor in and to the streets and roads abutting said land to the center lines thereof, the strips and gores within or adjoining said land, the air space and right to use said air space above said land, all rights of ingress and egress by pedestrians and motor vehicles to parking facilities on or within said land, and all easements now or hereafter affecting said land, royalties and all rights appertaining to the use and enjoyment of said land, including, without limitation, alley, drainage, sewer, mineral, water, oil and gas rights, rights-of-way, vaults, ways, passages, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor and the reversion and reversions, remainder and remainders (said land described in EXHIBIT A hereto, together with said buildings and improvements, the property and other rights, privileges and interests encumbered and conveyed hereby, are hereinafter collectively referred to as the "Premises");

         TOGETHER WITH all right, title, and interest now held or hereafter acquired by Grantor in and to all fixtures and articles of personal property acquired with the proceeds of the Bonds and owed by the Grantor and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, contained in, used or intended to be incorporated in or used or placed upon any part of the adjacent land and easements described in EXHIBIT B hereto (the Premises, together with such easements and other title exceptions described on EXHIBIT B, the "Project Site") which Project Site itself shall not be deemed to be a part of the Premises, including, but not limited to, all building materials, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, stoves, ovens (microwave, convection and others), refrigerators, freezers, ranges, shelving, racks, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, gasoline pumps, petroleum storage facilities, fittings, fixtures and articles of personal property all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the Indebtedness secured by this Security Deed, and all accounts receivable, inventory, trade names, trademarks, tradestyles, service marks, copyrights, service contracts, computers and computer software, telephone equipment and systems, warranties, guarantees, business and building licenses and permits, architects' and engineers' plans, blueprints and drawings, good will and books and records relating to the business operated on the Premises; together with all proceeds of all of the foregoing; together with all of Grantor's present and future "equipment," "contract rights," "accounts" and "general intangibles" (as said quoted terms are defined in the Georgia Uniform Commercial Code) (the Premises and said fixtures and articles of personal property and said "equipment," "contract rights," "accounts" and "general intangibles" and proceeds encumbered and conveyed hereby are hereinafter sometimes called the "Secured Property") and Grantee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by Grantor to Grantee, all of the rights and remedies of a "secured party" under the said Uniform Commercial Code; and if the lien of this Security Deed is subject to a security interest or lease covering any such personal property, then together with all of the right, title and interest of Grantor in and to any and all such property, together with the benefits of all deposits and payments now or hereafter made thereon by Grantor; provided, however, there shall be excluded from this granting clause any personal property, inventory, and trade fixtures, accounts, contract rights and general intangibles owned by any tenant (other than by Grantor or an affiliate of Grantor and other than any personal property, inventory or fixtures leased to any such tenant by Grantor or an affiliate of Grantor as lessor) occupying the Premises and sold or used by such tenant, to the extent that the same does not become the property of Grantor as landlord under the lease with such tenant or pursuant to applicable law;

         TOGETHER WITH all leases, lettings and licenses of the Premises or any part thereof now or hereafter entered into and all right, title and interest of Grantor thereunder, including specifically but without limitation the Lease Agreement (the "Lease"), and the rents, issues, profits, accounts receivable and revenues of the Premises from time to time accruing (including without limitation all payments under leases or tenancies, tenant security deposits and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same and including, without limitation, the right to receive and collect the rents, issues and profits payable thereunder;

         TOGETHER WITH any and all right, title and interest of the Grantor in and to (i) all modifications, extensions, and renewals of the Lease and all options and rights to renew or extend the same, including, but not limited to, all purchase options contained in the Lease; (ii) all options and rights to purchase or of first refusal with respect to the Premises, or any part thereof, including, but not limited to, the options and rights contained in the Lease; and (iii) all other, further or additional title, estates, options, privileges, interest or rights which the Grantor may now or hereafter acquire in and to the Premises and the Lease;

         TOGETHER WITH all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Grantor and all proceeds of the conversion, voluntary or involuntary, of the Secured Property or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Secured Property by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Secured Property or any easement therein, including awards for any change of grade of streets;

         TOGETHER WITH all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Secured Property, hereafter acquired by, or released to, Grantor, or constructed, assembled or placed by Grantor or by others for Grantor's benefit on the Secured Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further conveyance, assignment or other act by Grantor, shall become subject to the lien of this Security Deed as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein.

         TO HAVE AND TO HOLD the Secured Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee, its successors and assigns, IN FEE SIMPLE forever.

         THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Secured Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness liabilities and obligations:

         (a) The debt evidenced by the Bonds in an aggregate principal amount of not to exceed FOUR HUNDRED MILLION DOLLARS ($400,000,000) outstanding at any time with the final payment being due on February 1, 2030, together with any and all renewal or renewals, modification or modifications and extension or extensions of the Indebtedness evidenced thereby, and together with any and all accrued and unpaid interest which may be added to the principal of the Bonds in accordance with their terms;

         (b) Any and all additional advances made by Grantee to protect or preserve the Secured Property or the lien thereof on the Secured Property or to pay taxes, to pay premiums on insurance on the Secured Property, or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Grantor remains the owner of the Secured Property at the time of such advances, and whether or not the original Grantee remains the owner of the Indebtedness and this instrument);

         (c) Any and all expenses incident to the collection of the Indebtedness secured hereby, the foreclosure hereof by action in any court, or by exercise of the power of sale herein contained; and

         (d) The full and prompt payment and performance of any and all obligations or covenants of Grantor to Grantee under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness evidenced by the Bonds, including without limitation, the Lease Agreement, the Indenture and any assignment of rents and leases given by Grantor to Grantee (any and all other such agreements, assignments and other instruments together with the Bonds and this Security Deed, are herein collectively called the "Bond Documents").

         Should the Indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Security Deed shall be canceled and surrendered.

         AND Grantor covenants and agrees with Grantee as follows:


                                   ARTICLE I
                              Covenants of Grantor


         Section 1.01. PAYMENT OF THE INDEBTEDNESS. Grantor shall punctually pay the Indebtedness as provided herein and in the Indenture, the Bonds and the Lease Agreement all in the coin and currency of the United States of America which is legal tender for the payment of public and private debts.

         Section 1.02. TITLE TO THE SECURED PROPERTY. Grantor warrants that: (i) it has title to the Secured Property identified in EXHIBIT A subject only to the encumbrances ("Permitted Encumbrances") enumerated on EXHIBIT C attached hereto and by this reference incorporated herein and made a part hereof; (ii) it has full power and lawful authority to encumber the Secured Property in the manner and form herein set forth; (iii) it owns or leases or will own or lease all fixtures and articles of personal property now or hereafter affixed and/or used in connection with the Premises, which was constructed or purchased with the proceeds of the Indebtedness, including any substitutions or replacements thereof, free and clear of liens, security interests and claims, subject only to Permitted Encumbrances; (iv) this Security Deed is and will remain a valid and enforceable security title, security interest and lien on the Secured Property; and (v) it will preserve such title, and will forever warrant and defend the same to Grantee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, except only for the Permitted Encumbrances.

         Section 1.03. MAINTENANCE OF THE SECURED PROPERTY. Grantor shall maintain the Secured Property in good repair and, subject to the right to contest certain governmental actions specifically provided herein, shall comply with the requirements of any governmental authority claiming jurisdiction over the Secured Property. Grantor shall permit Grantee to enter upon the Premises and inspect the Secured Property at all reasonable hours and without prior notice. Grantor shall not, without the prior written consent of the Grantee, threaten, commit, permit or suffer to occur any waste, material alteration or demolition or removal of any material portion of the Secured Property unless otherwise permitted under the Financing Documents (as defined in the Common Agreement); provided, however, that fixtures and articles of personal property constituting Secured Property may be removed from the Premises unless prohibited by the Lease Agreement.

         Section 1.04. INSURANCE; RESTORATION.

         (a) Until the Indebtedness shall have been paid in full and until Grantor shall have performed all covenants herein contained, Grantor shall maintain or cause to be maintained and keep in full force and effect the following types and kinds of insurance with respect to the Secured Property (as now or hereafter constituted) and Grantor's ownership, operation and management thereof: (i) casualty insurance against all risks of physical loss for the full insurable value thereof without deduction for depreciation or coinsurance, but in no event less than the principal amount of the Indebtedness; (ii) use and occupancy insurance in an amount satisfactory to Grantee covering either rental income or business interruption, whichever may be applicable; and (iii) comprehensive general liability insurance in an amount satisfactory to Grantee. Deductible amounts from the coverages afforded by such policies shall not exceed limits approved by Grantee. In addition, Grantee may require Grantor to carry such other insurance on the buildings and improvements now or hereafter located within the Premises, in such amounts as may from time to time be reasonably required by institutional lenders, against insurable casualties (including risks of war, nuclear explosion, earthquake, including subsidence, and contingent liability from operation of any building laws or codes pertaining to non-conforming property) which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the site and the type of the building, the construction, location, utilities and occupancy or any replacements or substitutions therefor. Grantor shall additionally keep the buildings, improvements and equipment located therein and thereon now or hereafter located on the Premises insured against loss by flood (including surface waters) if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the outstanding Indebtedness or the maximum limit of coverage available with respect to the buildings under said Act, whichever is less. In addition, from time to time, upon the occurrence of any material change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located, Grantor shall, within five (5) days after demand by Grantee, take out such additional amounts and/or such other kinds of insurance as Grantee may reasonably require. Notwithstanding the foregoing, maintenance of the insurance requirements under the Common Agreement shall be deemed to satisfy the insurance requirements hereof. Grantor shall cause the Collateral Agent, as agent for the Grantee, to be named as loss payee or additional insured with respect to such policies and shall deliver a certificate of insurance as evidence of such insurance to Grantee. The proceeds of insurance paid on account of any damage or destruction to the Premises or any part thereof shall be paid over to the Collateral Agent to be applied in accordance with the Collateral Agency Agreement.

         (b) Each insurance company is hereby authorized and directed to make payment for all such losses directly and solely to the Collateral Agent, as agent for the Grantee, instead of to Grantor and Grantee, jointly. In the event any insurance company fails to disburse directly and solely to the Collateral Agent, as agent for the Grantee, but disburses instead either solely to Grantor or to Grantor and Grantee, jointly, Grantor shall immediately endorse and transfer such proceeds to the Collateral Agent, as agent for the Grantee. Upon Grantor's failure to do so, the Collateral Agent, as agent for the Grantee, may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints the Collateral Agent, as agent for the Grantee, as Grantor's agent and attorney in fact so to do. Neither the Grantee nor the Collateral Agent shall be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

         (c) In the event of the foreclosure of this Security Deed or any other transfer of title to the Premises in full or partial extinguishment of the Indebtedness, all right, title and interest of Grantor in and to all insurance policies then in force shall pass to the purchaser or Collateral Agent, as agent for the Grantee.

         Section 1.05. MAINTENANCE OF EXISTENCE. Grantor shall, so long as it is the owner of the Secured Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State of Georgia and comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Grantor or to the Secured Property or any part thereof except where the failure to so comply would not have a Materially Adverse Effect (as such term is defined in the Common Agreement.

         Section 1.06. TAXES AND OTHER CHARGES. Unless otherwise being contested by Lessee under the terms and conditions set forth in the Common Agreement, Grantor shall pay and discharge when due all taxes of every kind and nature, water rates, sewer rents and assessments, levies, permits, inspection and license fees and all other charges imposed upon or assessed against the Secured Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, uses or possession thereof. Should Grantor default in the payment of any of the foregoing taxes, assessments, water rates, sewer rents, or other charges, Grantee may, but shall not be obligated to, pay the same or any part thereof, and amounts so paid shall be secured by this Security Deed, and Grantor shall, on demand, reimburse Grantee for all amounts so paid.

         Section 1.07. MECHANICS' AND OTHER LIENS. Unless otherwise being contested by Lessee under the terms and conditions set forth in the Common Agreement, Grantor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien or claim of lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom. In the event Grantor fails to make payment of such claims and demands, Grantee may, but shall not be obligated to, make payment thereof, all sums so expended shall be secured by this Security Deed, and Grantor shall, on demand, reimburse Grantee for all sums so expended.

         Section 1.08. CONDEMNATION AWARDS. Any awards and compensation for condemnation or other taking or purchase in lieu thereof, of the Premises or any part thereof, shall be applied and disbursed in accordance with the Collateral Agency Agreement.

         Section 1.09. SECURITY DEED AUTHORIZED. Grantor hereby warrants and represents that: the execution and delivery of this Security Deed, the Lease Agreement and the Bonds have been duly authorized and that there is no provision in its activating resolution or articles or certificate of incorporation or by-laws, as applicable, as same may have been amended, requiring further consent for such action by any other entity or person; it is duly organized, validly existing and in good standing under the laws of the State of Georgia and has (a) all necessary licenses, authorizations, registrations and approvals and (b) full power and authority to own its properties and carry on its business as presently conducted; and the execution and delivery by and performance of its obligations under this Security Deed, the Lease Agreement and the Bonds will not result in Grantor being in default under any provision of its activating resolution or articles or certificate of incorporation or by-laws, as applicable, as the same may have been amended, or of any other note, security deed, mortgage, deed of trust or security, credit or other agreement to which it is a party.

         Section 1.10. COSTS OF DEFENDING AND UPHOLDING THE LIEN. If any action or proceeding is commenced to which action or proceeding Grantee or the Collateral Agent or its assignee is made a party or in which it becomes necessary to defend or uphold the lien of this Security Deed (other than actions or proceedings caused solely by Grantee's or the Collateral Agent's or its assignee's gross negligence or willful misconduct) Grantor shall, on demand, reimburse Grantee or the Collateral Agent, or their respective assignees, as applicable, for all reasonable expenses (including, without limitation, reasonable attorneys' fees and appellate attorneys' fees) actually incurred by Grantee or the Collateral Agent, or their respective assignees, as applicable, in any such action or proceeding and all such expenses shall be secured by this Security Deed.

         Section 1.11. COSTS OF ENFORCEMENT. Grantor agrees to bear and pay all reasonable expenses (including reasonable attorneys' fees and appellate attorneys' fees actually incurred) of or incidental to the perfection and enforcement of any provision hereof, or the enforcement, compromise or settlement of this Security Deed, and for the curing thereof, or for defending or asserting the rights and claims of Grantee or the Collateral Agent in respect thereof, by litigation or otherwise. All rights and remedies of Grantee and the Collateral Agent shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary,
Grantor: (a) will not (i) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Secured Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Security Deed, nor
(ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (b) hereby expressly waives all benefit or advantage of any such law or laws; and (c) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Grantee or the Collateral Agent, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Secured Property marshalled upon any foreclosure hereof.

         Section 1.12. BOOKS AND RECORDS. Grantor shall permit Grantee and its assigns and designees to examine the records, books and papers of Grantor which reflect upon its financial condition and the income and expenses relative to the Premises and the business conducted thereat at the times and upon the conditions set forth in Section 8.2 of the Lease Agreement.

         Section 1.13. ADDITIONAL COVENANTS.

         (a) Except as otherwise permitted in accordance with the Financing Documents, without the prior written consent of Grantee, Grantor shall not: (i) execute or permit to exist any lease of all or any portion of the Premises; (ii) modify or vary, surrender, cancel or terminate, either orally or in writing, any lease affecting the Premises; (iii) execute any conditional bill of sale, chattel mortgage, security agreement or other security instruments covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Premises or the appurtenances thereto, or covering articles of personal property placed in the Premises, or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in Grantor, free from encumbrances on delivery to the Premises, provided, however, that Grantor may incur Permitted Liens (as such term is defined in the Common Agreement); (iv) further assign the leases and rents affecting the Premises; (v) further encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Secured Property, or any part thereof; or (vi) enter into any agreement whereby the holder of any prior or subordinate mortgage, deed of trust or deed to secure debt, waives, extends or modifies any of the terms of such prior or subordinate security instrument.

         (b) Except as otherwise permitted in accordance with the Financing Documents, without the prior written consent of Grantee, Grantor shall not (i) sell, lease, exchange, assign, convey, transfer or otherwise dispose of (or enter into any agreement to do so), the Secured Property or any part thereof or any interest therein, including, without limitation, the leases, rents or income thereof, or (ii) grant or permit to exist any other mortgage, deed to secure debt, deed of trust, security agreement or other lien, security interest, charge or encumbrance against the Secured Property or any part thereof or any interest therein, including, without limitation, the leases, rents or income thereof, whether superior or inferior to this Security Deed, except for Permitted Liens (as such term is defined in the Common Agreement).

         Section 1.14. ESTOPPEL CERTIFICATES. Grantor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish to Grantee a written statement, duly acknowledged, setting forth the amount due under this Security Deed, the terms of payment and maturity date of the Bonds, the date to which interest has been paid, whether any offsets or defenses exist against the Indebtedness and, if any are alleged to exist, the nature thereof shall be set forth in detail.

         Section 1.15. ASSIGNMENT OF RENTS. Grantor hereby assigns to Grantee, as further security for the payment of the Indebtedness, the rents, issues and profits of the Premises, together with all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases. Nothing contained in the foregoing sentence shall be construed to bind Grantee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on Grantee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of any applicable state in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Security Deed and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Grantee shall be accountable for any money actually received pursuant to such assignment. Following the occurrence and during the continuation of an Event of Default, Grantor hereby further grants to Grantee the right (to be exercised in accordance with the Security Documents) (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits,
(ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Grantee, (iii) to let the Premises, or any part thereof, and
(iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid, the execution of this Security Deed constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Grantee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default, Grantor shall be entitled to collect and receive said rents, issues and profits. Such right of Grantor to collect and receive such rents, issues and profits may be revoked by Grantee upon the occurrence of an Event of Default by giving written notice of such revocation, served personally upon or sent by registered or certified mail to the record owner of the Premises. In the event Grantor has executed a separate assignment of rents and leases, then the provisions of such separate assignment shall supersede the provisions of this Section.

         Section 1.16. LEASES AND OTHER AGREEMENTS AFFECTING SECURED PROPERTY. Grantor will duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any lease or any other agreement of any nature whatsoever which involves or affects the Secured Property or any part thereof. Grantor will, at the request of Grantee, furnish Grantee with executed copies of all leases now or hereafter created upon the Secured Property or any part thereof.

         Section 1.17. SECURITY AGREEMENT.

         (a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, contract rights, accounts and general intangibles either referred to or described in this Security Deed, or in any way connected with the use and enjoyment of the Secured Property is concerned (other than the personal property expressly excluded pursuant to the granting clauses hereof) this Security Deed is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. A financing statement or statements reciting this Security Deed to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Grantor and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee's sole election. Grantor and Grantee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Grantor and Grantee that everything used in connection with the production of income from the Secured Property and/or adapted for use therein and/or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the Premises, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire, casualty and/or hazard insurance policy, or (bb) any award in condemnation proceedings for a taking or for loss of value, or (cc) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Secured Property, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Grantee as determined by this instrument or impugning the priority of Grantee's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Grantee's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         (b) Grantor shall execute and deliver to Grantee, in form and substance satisfactory to Grantee, such "financing statements," real estate and related notice filing and such further assurances as Grantee may from time to time reasonably consider necessary to create, perfect and preserve Grantee's security interest herein granted, and Grantee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

         (c) The assignment and security interest herein granted shall not be deemed or construed to constitute Grantee as a "trustee in possession" of the Secured Property, to obligate Grantee to lease the Secured Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the leases or otherwise.


                                   ARTICLE II
                              Default and Remedies


         Section 2.01. EVENTS OF DEFAULT. The occurrence and continuation of a "Trigger Event" under the Collateral Agency Agreement, as such term is defined therein, shall constitute an Event of Default under this Security Deed.

         Section 2.02. REMEDIES.

         (a) Upon the occurrence of any Event of Default, Grantee may, with the consent of the Collateral Agent, and shall, at the direction of the Collateral Agent, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Secured Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Collateral Agent, as agent for the Grantee, may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee: (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Grantee and are to be paid directly to Grantee, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Grantee has taken possession of the Premises, and to exercise whatever rights and remedies Grantee may have under any assignment of rents and leases; or (3) enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (ii) complete any construction on the Premises in such manner and form as the Collateral Agent, as agent for the Grantee, deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Secured Property; (iv) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Grantee's rights under any assignment of rents and leases securing the Bonds; and (v) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all reasonable expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Secured Property, as well as just and reasonable compensation for the services of Grantee, its counsel, agents and employees; or
(4) institute proceedings for
the complete foreclosure of this Security Deed either at law, in equity or pursuant to Section 2.02(b) herein, in which case the Secured Property may be sold for cash or upon credit in one or more parcels; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Deed for the portion of the Indebtedness then due and payable (if the Collateral Agent, as agent for the Grantee, shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Security Deed for the balance of the Indebtedness not then due; or (6) sell for cash or upon credit the Secured Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Security Deed shall continue as a lien on the remaining portion of the Secured Property; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein; or (8) recover judgment on the Indebtedness either before, during or after any proceedings for the enforcement of this Security Deed; or (9) apply for the appointment of a trustee, receiver, liquidator or conservator of the Secured Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Grantor, any guarantor, or any other person, firm or other entity liable for the payment of the Indebtedness; or (10) pay or perform any default in the payment, performance or observance of any term, covenant or condition of this Security Deed, and all payments made or costs or expenses incurred by Grantee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon as provided in Section 1.11 hereof, the necessity for any such actions and of the amounts to be paid to be in the sole judgment of Grantee, and Grantee may enter and authorize others to enter upon the Secured Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor; or (11) pursue such other remedies as Grantee may have under applicable law, in equity or under the Indebtedness or this Security Deed; or (12) pursue any remedy available to Grantee under any guaranty.

         (b) If an Event of Default shall have occurred, Grantee may, with the consent of the Collateral Agent, and shall, at the direction of the Collateral Agent, sell the Secured Property or any part of the Secured Property at public sale or sales at the usual place for conducting sales in the county in which the Secured Property or any part of the Secured Property is situated, to the highest bidder for cash, in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees, actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county, all other notice being hereby waived by Grantor. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Secured Property or any part of the Secured Property in fee simple, with full warranties of title (or without warranties if Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints the Collateral Agent, as agent for the Grantee, the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

         (c) The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Grantee under this Security Deed, whether under the provisions of this
Article II or otherwise, shall be applied in accordance with the Collateral Agency Agreement. Notwithstanding anything contained herein to the contrary, any such proceeds remaining after any such sale shall be paid to the Collateral Agent, on behalf of the Lessee, in respect of its rights and interests under the Lease.

         (d) Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (e) Upon the completion of any sale or sales made by Grantee under or by virtue of this Article II, Grantee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Collateral Agent, as agent for the Grantee, is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Secured Property and rights so sold and for that purpose Grantee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

         (f) In the event of any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Financing Documents or in this Security Deed to the contrary notwithstanding, become due and payable.

         (g) Upon any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Collateral Agent, as agent for the Grantee, may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

         (h) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Secured Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

         (i) Grantor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, or the absolute sale of the Secured Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien or title hereof.

         (j) The Collateral Agent, as agent for the Grantee, at its option, is authorized to foreclose this Security Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

         Section 2.03. [Intentionally omitted].

         Section 2.04. POSSESSION OF THE PREMISES. Possession of the Premises during the existence of the Indebtedness by Grantor, or any person claiming under Grantor, shall be that of a tenant under Grantee and its successors and assigns. Upon the occurrence and during the continuation of any Event of Default hereunder, it is agreed that the then owner of the Premises, if it is the occupant of the Premises or any part thereof, shall, at the option of the Collateral Agent, as agent for the Grantee, immediately surrender possession of the Premises so occupied to Grantee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of Grantee and, on demand, such occupant (a) shall pay to Grantee monthly, in advance, a reasonable rental for the space so occupied, and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Secured Property or any part thereof. Nothing in this Section 2.04 shall be deemed to be a waiver of the provisions of this Security Deed prohibiting the sale or other disposition of the Secured Property without Grantee's consent.


         Section 2.05. GRANTOR'S ACTIONS AFTER DEFAULT. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Grantee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Indebtedness or of this Security Deed, Grantor will, if required by Grantee, consent to the appointment of a receiver or receivers of the Secured Property and of all the earnings, revenues, rents, issues, profits and income thereof. Nothing herein shall be deemed to require the commencement of a suit or the consent of Grantor as a condition precedent for Grantee's right to the appointment of a receiver or the exercise of any other rights or remedies available to Grantee.

         Section 2.06. CONTROL BY GRANTEE AFTER DEFAULT. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Secured Property or any part thereof, Grantee shall be entitled to retain possession and control of all property now and hereafter covered by this Security Deed.

         Section 2.07. WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALING THIS SECTION 2.07, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY IN ACCORDANCE WITH THE PROVISIONS HEREOF AND OF THE COLLATERAL AGREEMENT BY NONJUDICIAL FORECLOSURE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN
TRANSACTION:

                              INITIALED BY GRANTOR:

                      DEVELOPMENT AUTHORITY OF HEARD COUNTY

                                By:_____________

                                  ARTICLE III
                                  Miscellaneous

         Section 3.01. INTENTIONALLY OMITTED.

         Section 3.02. NO RELEASE. Grantor agrees, that in the event the Secured Property is sold and Grantee enters into any agreement with the then owner of the Secured Property extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof, Grantor shall continue to be liable to pay the Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Grantee.

         Section 3.03. NOTICES. All notices to any parties hereunder shall be in writing (including bankwire, telex, telecopy or similar teletransmission or writing) and shall be given by United States mail, telex, teletransmission or overnight courier to such party at its address or applicable teletransmission number set forth below or such other address or applicable telecopy number as such party may hereafter specified by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, once such telex is transmitted to the telex number specified in the Lease Agreement and the appropriate answerback is received (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage pre-paid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified below and the appropriate confirmation is received or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this sections (provided that notices to the Grantee shall not be effective until received):

         If to the Grantor:               DEVELOPMENT AUTHORITY OF HEARD COUNTY
                                          c/o Glover & Davis
                                          10 Brown Street
                                          Newnan, Georgia  30264-1038
                                          Attn:  A. Mitchell Powell, Esq.
                                          Telephone No. (770) 683-6000
                                          Telecopy No.  (770) 683-6010

                  Grantee:          THE CHASE MANHATTAN BANK
                                    Capital Markets Fiduciary Services
                                    450 West 33rd Street, 15th Floor
                                    New York, New York  10001
                                    Telephone No. (212) 946-7557
                                    Telecopy No.  (212) 946-8177

         Section 3.04. BINDING OBLIGATIONS. The provisions and covenants of this Security Deed shall run with the land, shall be binding upon Grantor and shall inure to the benefit of Grantee, subsequent holders of this Security Deed and their respective successors and assigns. For the purpose of this Security Deed, the term "Grantor" shall mean Grantor named herein, any subsequent owner of the Secured Property, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Grantor, all their undertakings hereunder shall be deemed joint and several.

         Section 3.05. CAPTIONS. The captions of the Sections of this Security Deed are for the purpose of convenience only and are not intended to be a part of this Security Deed and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         Section 3.06. FURTHER ASSURANCES. Grantor shall do, execute, acknowledge and deliver, at the sole cost and expense of Grantor, all and every such further acts, deeds, conveyances, assignments, estoppel certificates, notices of assignment, transfers and assurances as Grantee may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto Grantee, the rights now or hereafter intended to be granted to Grantee under this Security Deed, any other instrument executed in connection with this Security Deed or any other instrument under which Grantor may be or may hereafter become bound to convey, transfer or assign to Grantee for carrying out the intention of facilitating the performance of the terms of this Security Deed.

         Section 3.07. SEVERABILITY. Any provision of this Security Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 3.08. GENERAL CONDITIONS.

         (a) All covenants hereof shall be construed as affording to Grantee rights additional to and not exclusive of the rights conferred under the provisions of applicable laws of the State of Georgia.

         (b) This Security Deed cannot be altered, amended, modified or discharged orally and no agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

         (c) No remedy herein conferred upon or reserved to Grantee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Grantee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Security Deed to Grantee may be exercised from time to time as often as may be deemed expedient by Grantee. Nothing in this Security Deed shall affect the obligation of Grantor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

         (d) No waiver by Grantee will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by Grantee for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Secured Property, shall not constitute a waiver of Grantor's default in making such payments and shall not obligate Grantee to make any further payments.

         (e) Grantee shall have the right to appear in and defend any action or proceeding which the Collateral Agent, as agent for the Grantee, in its discretion, determines may adversely affect the Secured Property or this Security Deed and, following the occurrence of an Event of Default, may appear in the name and on behalf of Grantor. Grantee shall also have the right to institute any action or proceeding which Grantee, in its discretion, determines should be brought to protect its interest in the Secured Property or its rights hereunder. All reasonable costs and expenses incurred by Grantee in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and appellate attorneys' fees actually incurred, shall be paid by Grantor, on demand.

         (f) In the event of the passage after the date of this Security Deed of any law of any governmental authority having jurisdiction, deducting the Indebtedness from the value of the Premises for the purpose of taxation, affecting any lien thereon or changing in any way the laws of the taxation of security deeds or debts secured by security deeds for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Security Deed, Grantor shall promptly pay to Grantee, on demand, all taxes, costs and charges for which Grantee is or may be liable as a result thereof, provided said payment shall not be prohibited by law or render the Bonds usurious, in which event Grantee may declare the Indebtedness to be immediately due and payable.

         (g) Grantor acknowledges that it has received a true copy of this Security Deed.

         (h) For the purposes of this Security Deed, (i) capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Common Agreement and (ii) all defined terms and personal pronouns contained herein shall be construed, whenever the context of this Security Deed so requires, so that the singular shall be construed as the plural and vice versa and so that the masculine, feminine or neuter gender shall be construed to include all other genders.

         (i) No provision of this Security Deed shall be construed against or interpreted to the disadvantage of Grantor or Grantee by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, prepared, structured or dictated such provision.

         (j) Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor and any guarantor under this Security Deed.

         (k) Whenever this Security Deed, the Bonds or the Lease Agreement requires the consent, approval, waiver, acceptance, satisfaction or the taking of any discretionary act by, Grantee all of the foregoing being referred to as "Consent" in this subsection 3.08(k), the right, power, privilege and option of Grantee to withhold or grant its Consent shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right, power, privilege and option of Grantee with respect to any such matters.

         Section 3.09. LEGAL CONSTRUCTION. The enforcement of this Security Deed shall be governed, construed and interpreted by the laws of the State of Georgia. Nothing in this Security Deed, the Lease, the Bonds or in any other agreement between Grantor and Grantee shall require Grantor to pay, or Grantee to accept, interest in an amount which would subject Grantee to any penalty under applicable law. In the event that the payment of any interest due hereunder or under the Bonds or any such other agreement would subject Grantee to any penalty under applicable law, then automatically the obligations of Grantor to make such payment shall be reduced to the highest rate authorized under applicable law.

         Section 3.10. WAIVER OF JURY TRIAL. Grantor and Grantee, on behalf of themselves and their respective successors and assigns, waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies under the Bonds, the Lease or this Security Deed or relating thereto.

         Section 3.11. NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein or in the Bonds or in the Lease, nor the acts of the parties hereto, shall be construed to create a partnership or joint venture between Grantor and Grantee. The relationship between Grantor and Grantee is the relationship of "debtor" and "creditor".

         Section 3.12. COUNTERPARTS. This Security Deed may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Security Deed has been duly executed and delivered under seal as of the day and year first above written.

                                    GRANTOR:

                                    DEVELOPMENT AUTHORITY OF HEARD COUNTY

[CORPORATE SEAL]                    By:  /S/__________________________
                                    Name: Mal Milam
                                    Title:  Chairman

Attest:



By:  /S/__________________________
Name: Robin C. McKenzie
Title:  Secretary






Signed, sealed and delivered
in the presence of:

/S/______________________________
Unofficial Witness

/S/______________________________
Notary Public

Date executed by Notary:
November 5, 1999

My commission expires:________

         [NOTARIAL SEAL]

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

         TRACT A1

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 72 degrees 48 minutes 00 seconds West for a distance of
405.46 feet to a 12 INCH WOOD POST;

         THENCE North 88 degrees 37 minutes 10 seconds West for a distance of
252.91 feet to a 1/2 INCH REBAR SET ON THE WESTERLY LINE OF A GEORGIA POWER COMPANY RIGHT OF WAY (150 FOOT WIDTH), SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND.

         THENCE along said westerly line of a Georgia Power Company Right of Way South 05 degrees 00 minutes 38 seconds East for a distance of 1982.75 to a 1/2 INCH REBAR SET ON THE NORTHERLY LIMITS OF THE WETLANDS OF HILLY MILL CREEK;

         THENCE along said westerly line of a Georgia Power Company Right of Way South 05 degrees 00 minutes 38 seconds East for a distance of 191.17 to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 46 degrees 21 minutes 20 seconds West for a distance of 66.26 feet to a POINT IN THE CENTERLINE OF THE CREEK;

          THENCE North 78 degrees 13 minutes 26 seconds West for a distance of
274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 56 minutes 11 seconds West for a distance of
188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 26 degrees 05 minutes 05 seconds West for a distance of
142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 74 degrees 59 minutes 42 seconds West for a distance of
170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 11 minutes 27 seconds West for a distance of
280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 65 degrees 46 minutes 02 seconds West for a distance of
101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 56 degrees 23 minutes 59 seconds West for a distance of
162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 80 degrees 36 minutes 29 seconds West for a distance of
406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 29 degrees 13 minutes 39 seconds West for a distance of
496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK;

         THENCE along the centerline of the unnamed creek to the Northeast, more or less, North 68 degrees 03 minutes 13 seconds East for a distance of 336.28 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 65 degrees 29 minutes 52 seconds East for a distance of
296.07 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 54 degrees 43 minutes 02 seconds East for a distance of
67.68 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 17 degrees 17 minutes 28 seconds East for a distance of
228.26 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 23 degrees 21 minutes 46 seconds East for a distance of
241.49 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 07 degrees 17 minutes 08 seconds East for a distance of
71.42 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 79 degrees 26 minutes 44 seconds East for a distance of
307.88 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 48 degrees 14 minutes 55 seconds East for a distance of
157.63 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 27 degrees 04 minutes 19 seconds East for a distance of
111.97 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 55 degrees 09 minutes 32 seconds East for a distance of
128.35 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 08 degrees 06 minutes 45 seconds East for a distance of
34.61 feet to an IRON PIN SET IN THE CENTERLINE OF THE CREEK;

         THENCE South 88 degrees 37 minutes 10 seconds East for a distance of
212.86 feet to a 1/2 inch rebar set on the Westerly line of a GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH); Said point being the POINT OF BEGINNING.

         Said property contains 46.13 acres, and is that same tract or parcel of land shown as Tract A1 on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT B

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 60 degrees 42 minutes 09 seconds West for a distance of 97.17 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 21 degrees 03 minutes 44 seconds West for a distance of
136.80 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
223.86 feet to a POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH);

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
36.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 46 degrees 21 minutes 20 seconds West for a distance of
127.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 78 degrees 13 minutes 26 seconds West for a distance of
274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 56 minutes 11 seconds West for a distance of
188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 26 degrees 05 minutes 05 seconds West for a distance of
142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 74 degrees 59 minutes 42 seconds West for a distance of
170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 11 minutes 27 seconds West for a distance of
280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 65 degrees 46 minutes 02 seconds West for a distance of
101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 56 degrees 23 minutes 59 seconds West for a distance of
162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 80 degrees 36 minutes 29 seconds West for a distance of
406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 29 degrees 13 minutes 39 seconds West for a distance of
496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK FROM THE NORTHEAST;

         THENCE South 78 degrees 47 minutes 46 seconds West for a distance of
360.23 feet to a point on the Southern limits of the wetlands of Hilly Mill Creek, Said point being the POINT OF BEGINNING for the herein described parcel of land;

         THENCE along said wetlands limits to the Southeast, more or less, South 53 degrees 54 minutes 27 seconds East for a distance of 76.08 feet to a point;

         THENCE South 45 degrees 43 minutes 13 seconds East for a distance of
63.42 feet to a point;

         THENCE South 37 degrees 54 minutes 40 seconds East for a distance of
63.14 feet to a point;

         THENCE South 12 degrees 38 minutes 55 seconds West for a distance of
96.50 feet to a point;

         THENCE South 31 degrees 53 minutes 23 seconds West for a distance of
54.60 feet to a point;

         THENCE South 41 degrees 48 minutes 24 seconds West for a distance of
62.60 feet to a point;

         THENCE South 08 degrees 50 minutes 54 seconds West for a distance of
30.89 feet to a point;

         THENCE South 73 degrees 19 minutes 07 seconds East for a distance of
59.72 feet to a point;

         THENCE North 74 degrees 25 minutes 30 seconds East for a distance of
60.24 feet to a point;

         THENCE North 47 degrees 07 minutes 32 seconds East for a distance of
33.85 feet to a point;

         THENCE North 03 degrees 16 minutes 22 seconds East for a distance of
30.45 feet to a point;

         THENCE South 61 degrees 11 minutes 13 seconds East for a distance of
29.26 feet to a point;

         THENCE South 43 degrees 42 minutes 16 seconds East for a distance of
44.52 feet to a point;

         THENCE South 49 degrees 16 minutes 16 seconds East for a distance of
57.00 feet to a point;

         THENCE South 30 degrees 34 minutes 48 seconds East for a distance of
65.93 feet to a point;

         THENCE South 24 degrees 24 minutes 28 seconds East for a distance of
47.19 feet to a point;

         THENCE South 21 degrees 50 minutes 49 seconds East for a distance of
58.28 feet to a point;

         THENCE South 24 degrees 09 minutes 26 seconds East for a distance of
79.36 feet to a point;

         THENCE South 27 degrees 37 minutes 37 seconds East for a distance of
52.90 feet to a point;

         THENCE South 45 degrees 45 minutes 34 seconds East for a distance of
37.07 feet to a point;

         THENCE North 35 degrees 31 minutes 29 seconds East for a distance of
32.07 feet to a point;

         THENCE South 37 degrees 21 minutes 56 seconds East for a distance of
38.13 feet to a point;

         THENCE South 15 degrees 07 minutes 14 seconds East for a distance of
55.08 feet to a point;

         THENCE South 49 degrees 21 minutes 23 seconds East for a distance of
41.61 feet to a point;

         THENCE South 10 degrees 21 minutes 54 seconds East for a distance of
66.83 feet to a point;

         THENCE South 28 degrees 17 minutes 29 seconds West for a distance of
51.89 feet to a point;

         THENCE South 04 degrees 18 minutes 43 seconds West for a distance of
78.67 feet to a point;

         THENCE South 06 degrees 56 minutes 49 seconds West for a distance of
56.79 feet to a point;

         THENCE South 07 degrees 48 minutes 12 seconds West for a distance of
48.18 feet to a point;

         THENCE South 35 degrees 36 minutes 30 seconds West for a distance of
63.01 feet to a point;

         THENCE South 03 degrees 06 minutes 41 seconds West for a distance of
49.25 feet to a point;

         THENCE leaving said wetlands limits, North 65 degrees 01minutes 43 seconds West for a distance of 98.87 feet to a point;

         THENCE North 11 degrees 02 minutes 41 seconds East for a distance of
230.45 feet to a point;

         THENCE North 11 degrees 13 minutes 13 seconds West for a distance of
121.54 feet to a point;

         THENCE North 38 degrees 58 minutes 52 seconds West for a distance of
121.90 feet to a point;

         THENCE North 23 degrees 10 minutes 22 seconds West for a distance of
116.83 feet to a point;

         THENCE North 27 degrees 01 minutes 41 seconds West for a distance of
102.77 feet to a point;

         THENCE North 44 degrees 31 minutes 22 seconds West for a distance of
55.85 feet to a point;

         THENCE South 70 degrees 40 minutes 56 seconds West for a distance of
73.31 feet to a point;

         THENCE South 71 degrees 22 minutes 08 seconds West for a distance of
120.59 feet to a point;

         THENCE North 27 degrees 11 minutes 02 seconds West for a distance of
173.06 feet to a point;

         THENCE North 06 degrees 27 minutes 30 seconds East for a distance of
58.98 feet to a point;

         THENCE North 40 degrees 46 minutes 01 seconds East for a distance of
132.31 feet to a point;

         THENCE North 01 degrees 41 minutes 21 seconds West for a distance of
32.15 feet to a point;

         THENCE North 42 degrees 40 minutes 25 seconds West for a distance of
132.37 feet to a point;

         THENCE North 47 degrees 57 minutes 38 seconds East for a distance of
97.57 feet to the POINT OF BEGINNING.

         Said property contains 3.84 acres more or less and is that same tract or parcel of land shown as Tract B on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT C

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 236 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE South 01 degrees 18 minutes 40 seconds West for a distance of
32.38 feet to a point;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
978.06 feet to a point on the Southerly limits of the Wetlands of Hilly Mill Creek, said point being the POINT OF BEGINNING for the herein described parcel of land.

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
84.64 feet to a 3/4" PIPE;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
12.03 feet to a point;

         THENCE North 72 degrees 59 minutes 23 seconds West for a distance of
97.41 feet to a point;

         THENCE North 28 degrees 40 minutes 02 seconds West for a distance of
114.55 feet to a point;

         THENCE North 62 degrees 08 minutes 04 seconds West for a distance of
184.99 feet to a point;

         THENCE North 63 degrees 50 minutes 09 seconds West for a distance of
166.92 feet to a point;

         THENCE North 64 degrees 00 minutes 12 seconds West for a distance of
173.39 feet to a point;

         THENCE North 87 degrees 49 minutes 10 seconds West for a distance of
111.55 feet to a point;

         THENCE North 66 degrees 04 minutes 51 seconds West for a distance of
158.94 feet to a point;

         THENCE North 66 degrees 19 minutes 50 seconds West for a distance of
121.59 feet to a point;

         THENCE North 53 degrees 03 minutes 38 seconds West for a distance of
186.45 feet to a point;

         THENCE North 44 degrees 18 minutes 22 seconds West for a distance of
163.48 feet to a point;

         THENCE North 56 degrees 31 minutes 54 seconds West for a distance of
127.08 feet to a point;

         THENCE North 49 degrees 42 minutes 26 seconds West for a distance of
110.80 feet to a point;

         THENCE South 63 degrees 26 minutes 27 seconds West for a distance of
73.93 feet to a point;

         THENCE South 34 degrees 43 minutes 18 seconds West for a distance of
155.58 feet to a point;

         THENCE North 65 degrees 01 minutes 43 seconds West for a distance of
125.76 feet to a point on the Southerly Wetland limits of Hilly Mill Creek;

         THENCE along said Wetland Limits to the Southeast, more or Less, North 19 degrees 07 minutes 29 seconds East for a distance of 19.11 feet to a point;

         THENCE North 11 degrees 12 minutes 10 seconds East for a distance of
55.36 feet to a point;

         THENCE North 59 degrees 47 minutes 00 seconds East for a distance of
61.82 feet to a point;

         THENCE North 46 degrees 30 minutes 17 seconds East for a distance of
108.43 feet to a point;

         THENCE North 51 degrees 07 minutes 59 seconds East for a distance of
99.18 feet to a point;

         THENCE North 78 degrees 57 minutes 49 seconds East for a distance of
32.52 feet to a point;

         THENCE South 66 degrees 51 minutes 15 seconds East for a distance of
88.50 feet to a point;

         THENCE South 51 degrees 09 minutes 25 seconds East for a distance of
75.29 feet to a point;

         THENCE South 42 degrees 38 minutes 23 seconds East for a distance of
82.73 feet to a point;

         THENCE South 66 degrees 04 minutes 46 seconds East for a distance of
88.97 feet to a point;

         THENCE South 32 degrees 53 minutes 29 seconds East for a distance of
60.69 feet to a point;

         THENCE South 62 degrees 19 minutes 25 seconds East for a distance of
64.45 feet to a point;

         THENCE South 34 degrees 53 minutes 35 seconds East for a distance of
38.63 feet to a point;

         THENCE South 36 degrees 35 minutes 41 seconds East for a distance of
74.06 feet to a point;

         THENCE South 55 degrees 19 minutes 31 seconds East for a distance of
73.40 feet to a point;

         THENCE South 57 degrees 46 minutes 00 seconds East for a distance of
45.12 feet to a point;

         THENCE North 39 degrees 42 minutes 35 seconds East for a distance of
48.51 feet to a point;

         THENCE South 26 degrees 49 minutes 36 seconds East for a distance of
66.09 feet to a point;

         THENCE South 63 degrees 22 minutes 19 seconds East for a distance of
81.30 feet to a point;

         THENCE South 60 degrees 12 minutes 05 seconds East for a distance of
47.15 feet to a point;

         THENCE North 76 degrees 42 minutes 50 seconds East for a distance of
37.29 feet to a point;

         THENCE South 67 degrees 38 minutes 47 seconds East for a distance of
104.31 feet to a point;

         THENCE South 58 degrees 01 minutes 02 seconds East for a distance of
94.01 feet to a point;

         THENCE South 73 degrees 39 minutes 40 seconds East for a distance of
90.45 feet to a point;

         THENCE South 46 degrees 08 minutes 36 seconds East for a distance of
73.29 feet to a point;

         THENCE South 68 degrees 34 minutes 52 seconds East for a distance of
80.11 feet to a point;

         THENCE South 72 degrees 11 minutes 52 seconds East for a distance of
174.98 feet to a point;

         THENCE South 74 degrees 05 minutes 22 seconds East for a distance of
25.78 feet to a point;

         THENCE South 51 degrees 26 minutes 02 seconds East for a distance of
43.79 feet to a point;

         THENCE South 09 degrees 58 minutes 33 seconds East for a distance of
54.59 feet to a point;

         THENCE South 45 degrees 04 minutes 30 seconds East for a distance of
50.75 feet to a point;

         THENCE South 55 degrees 48 minutes 09 seconds East for a distance of
59.24 feet to the POINT OF BEGINNING.

         Said property contains 5.13 acres more or less and is that same tract or parcel of land shown as Tract C on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT D

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK; SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND.

         THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 60 degrees 42 minutes 09 seconds West for a distance of 97.17 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 21 degrees 03 minutes 44 seconds West for a distance of
136.80 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
223.86 feet to a POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH);

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
36.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 46 degrees 21 minutes 20 seconds West for a distance of
127.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 78 degrees 13 minutes 26 seconds West for a distance of
274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 56 minutes 11 seconds West for a distance of
188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 26 degrees 05 minutes 05 seconds West for a distance of
142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 74 degrees 59 minutes 42 seconds West for a distance of
170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 11 minutes 27 seconds West for a distance of
280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 65 degrees 46 minutes 02 seconds West for a distance of
101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 56 degrees 23 minutes 59 seconds West for a distance of
162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 80 degrees 36 minutes 29 seconds West for a distance of
406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 29 degrees 13 minutes 39 seconds West for a distance of
496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK FROM THE NORTHEAST;

         THENCE South 78 degrees 47 minutes 46 seconds West for a Distance of
360.23 feet to a point on the Southern limits of the wetlands of Hilly Mill
Creek;

         THENCE along said wetlands limits to the Southeast, more or less, South 53 degrees 54 minutes 27 seconds East for a distance of 76.08 feet to a point;

         THENCE South 45 degrees 43 minutes 13 seconds East for a distance of
63.42 feet to a point;

         THENCE South 37 degrees 54 minutes 40 seconds East for a distance of
63.14 feet to a point;

         THENCE South 12 degrees 38 minutes 55 seconds West for a distance of
96.50 feet to a point;

         THENCE South 31 degrees 53 minutes 23 seconds West for a distance of
54.60 feet to a point;

         THENCE South 41 degrees 48 minutes 24 seconds West for a distance of
62.60 feet to a point;

         THENCE South 08 degrees 50 minutes 54 seconds West for a distance of
30.89 feet to a point;

         THENCE South 73 degrees 19 minutes 07 seconds East for a distance of
59.72 feet to a point;

         THENCE North 74 degrees 25 minutes 30 seconds East for a distance of
60.24 feet to a point;

         THENCE North 47 degrees 07 minutes 32 seconds East for a distance of
33.85 feet to a point;

         THENCE North 03 degrees 16 minutes 22 seconds East for a distance of
30.45 feet to a point;

         THENCE South 61 degrees 11 minutes 13 seconds East for a distance of
29.26 feet to a point;

         THENCE South 43 degrees 42 minutes 16 seconds East for a distance of
44.52 feet to a point;

         THENCE South 49 degrees 16 minutes 16 seconds East for a distance of
57.00 feet to a point;

         THENCE South 30 degrees 34 minutes 48 seconds East for a distance of
65.93 feet to a point;

         THENCE South 24 degrees 24 minutes 28 seconds East for a distance of
47.19 feet to a point;

         THENCE South 21 degrees 50 minutes 49 seconds East for a distance of
58.28 feet to a point;

         THENCE South 24 degrees 09 minutes 26 seconds East for a distance of
79.36 feet to a point;

         THENCE South 27 degrees 37 minutes 37 seconds East for a distance of
52.90 feet to a point;

         THENCE South 45 degrees 45 minutes 34 seconds East for a distance of
37.07 feet to a point;

         THENCE North 35 degrees 31 minutes 29 seconds East for a distance of
32.07 feet to a point;

         THENCE South 37 degrees 21 minutes 56 seconds East for a distance of
38.13 feet to a point;

         THENCE South 15 degrees 07 minutes 14 seconds East for a distance of
55.08 feet to a point;

         THENCE South 49 degrees 21 minutes 23 seconds East for a distance of
41.61 feet to a point;

         THENCE South 10 degrees 21 minutes 54 seconds East for a distance of
66.83 feet to a point;

         THENCE South 28 degrees 17 minutes 29 seconds West for a distance of
51.89 feet to a point;

         THENCE South 04 degrees 18 minutes 43 seconds West for a distance of
78.67 feet to a point;

         THENCE South 06 degrees 56 minutes 49 seconds West for a distance of
56.79 feet to a point;

         THENCE South 07 degrees 48 minutes 12 seconds West for a distance of
48.18 feet to a point;

         THENCE South 35 degrees 36 minutes 30 seconds West for a distance of
63.01 feet to a point;

         THENCE South 03 degrees 06 minutes 41 seconds West for a distance of
49.25 feet to a point;

         THENCE across an unnamed creek and wetlands area which intersects from the Southwest, South 65 degrees 01 minutes 43 seconds East for a distance of
394.79 feet to a point;

         THENCE continuing along said wetlands limit, North 19 degrees 07 minutes 29 seconds East for a distance of 19.11 feet to a point;

         THENCE North 11 degrees 12 minutes 10 seconds East for a distance of
55.36 feet to a point;

         THENCE North 59 degrees 47 minutes 00 seconds East for a distance of
61.82 feet to a point;

         THENCE North 46 degrees 30 minutes 17 seconds East for a distance of
108.43 feet to a point;

         THENCE North 51 degrees 07 minutes 59 seconds East for a distance of
99.18 feet to a point;

         THENCE North 78 degrees 57 minutes 49 seconds East for a distance of
32.52 feet to a point;

         THENCE South 66 degrees 51 minutes 15 seconds East for a distance of
88.50 feet to a point;

         THENCE South 51 degrees 09 minutes 25 seconds East for a distance of
75.29 feet to a point;

         THENCE South 42 degrees 38 minutes 23 seconds East for a distance of
82.73 feet to a point;

         THENCE South 66 degrees 04 minutes 46 seconds East for a distance of
88.97 feet to a point;

         THENCE South 32 degrees 53 minutes 29 seconds East for a distance of
60.69 feet to a point;

         THENCE South 62 degrees 19 minutes 25 seconds East for a distance of
64.45 feet to a point;

         THENCE South 34 degrees 53 minutes 35 seconds East for a distance of
38.63 feet to a point;

         THENCE South 36 degrees 35 minutes 41 seconds East for a distance of
74.06 feet to a point;

         THENCE South 55 degrees 19 minutes 31 seconds East for a distance of
73.40 feet to a point;

         THENCE South 57 degrees 46 minutes 00 seconds East for a distance of
45.12 feet to a point;

         THENCE North 39 degrees 42 minutes 35 seconds East for a distance of
48.51 feet to a point;

         THENCE South 26 degrees 49 minutes 36 seconds East for a distance of
66.09 feet to a point;

         THENCE South 63 degrees 22 minutes 19 seconds East for a distance of
81.30 feet to a point;

         THENCE South 60 degrees 12 minutes 05 seconds East for a distance of
47.15 feet to a point;

         THENCE North 76 degrees 42 minutes 50 seconds East for a distance of
37.29 feet to a point;

         THENCE South 67 degrees 38 minutes 47 seconds East for a distance of
104.31 feet to a point;

         THENCE South 58 degrees 01 minutes 02 seconds East for a distance of
94.01 feet to a point;

         THENCE South 73 degrees 39 minutes 40 seconds East for a distance of
90.45 feet to a point;

         THENCE South 46 degrees 08 minutes 36 seconds East for a distance of
73.29 feet to a point;

         THENCE South 68 degrees 34 minutes 52 seconds East for a distance of
80.11 feet to a point;

         THENCE South 72 degrees 11 minutes 52 seconds East for a distance of
174.98 feet to a point;

         THENCE South 74 degrees 05 minutes 22 seconds East for a distance of
25.78 feet to a point;

         THENCE South 51 degrees 26 minutes 02 seconds East for a distance of
43.79 feet to a point;

         THENCE South 09 degrees 58 minutes 33 seconds East for a distance of
54.59 feet to a point;

         THENCE South 45 degrees 04 minutes 30 seconds East for a distance of
50.75 feet to a point;

         THENCE South 55 degrees 48 minutes 09 seconds East for a distance of
59.24 feet to a point;

         THENCE North 02 degrees 18 minutes 34 seconds East for a distance of
978.06 feet to a point;

         THENCE North 01 degrees 18 minutes 40 seconds East for a distance of
32.38 feet to the POINT OF BEGINNING.

         Said property contains 43.03 acres more or less and is that same tract or parcel of land shown as Tract D on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT G

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 236 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE South 01 degrees 18 minutes 40 seconds West for a distance of
32.38 feet to a point;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
978.06 feet to a point on the Southerly limits of the Wetlands of Hilly Mill Creek;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
84.64 feet to a 3/4 inch pipe;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
12.03 feet;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
140.19 feet to a Painted Rock;

         THENCE North 88 degrees 57 minutes 38 Seconds West for a distance of 1520.84 feet to a point, said point being the POINT OF BEGINNING for the herein described parcel of land. THENCE North 88 degrees 57 minutes 38 seconds West for a distance of 177.75 feet to point;

         THENCE North 03 degrees 30 minutes 04 seconds West for a distance of
82.45 feet to a point;

         THENCE North 45 degrees 03 minutes 01 seconds East for a distance of
639.20 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
52.57 feet to a point;

         THENCE North 70 degrees 46 minutes 05 seconds West for a distance of
175.00 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
150.00 feet to a point;

         THENCE South 70 degrees 46 minutes 05 seconds East for a distance of
175.00 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
25.93 feet to a point;

         THENCE South 44 degrees 18 minutes 22 seconds East for a distance of
63.80 feet to a point;

         THENCE South 53 degrees 03 minutes 38 seconds East for a distance of
18.78 feet to a point;

         THENCE South 19 degrees 13 minutes 55 seconds West for a distance of
211.55 feet to a point;

         THENCE South 45 degrees 03 minutes 01 seconds West for a distance of
11.80 feet to a point;

         THENCE along a curve to the right having a radius of 3600.00 feet, a central angle of 09 degrees 21 minutes 08 seconds, an Arc length of 587.61 feet, and subtended by a chord bearing South 33 degrees 47 minutes 14 seconds West for a distance of 586.96 feet to the POINT OF BEGINNING.

         Said property contains 3.16 acres more or less and is that same tract or parcel of land shown as Tract G on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

                                 EXHIBIT "B"

                   EASEMENTS AND PERMITTED TITLE EXCEPTIONS

TOGETHER WITH:

     (A) All rights of the above named Grantor under that certain Construction Easement Agreement by and between Inland Paperboard and Packaging, Inc., a Delaware corporation, Tenaska, Inc., a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated
         October 8, 1999, filed for record October 11, 1999 at
         2:51 p.m., recorded in Deed Book 201, Page 107, Heard County, Georgia Records.

     (B) All rights of the above named Grantor under that certain Access Easement Agreement by and between Inland Paperboard and Packaging, Inc., a Delaware corporation, Tenaska, Inc., a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated October 8, 1999, filed for record October 11, 1999 at 2:45 p.m., recorded in Deed Book 201, Page 120, aforesaid Records.

     (C) All rights of the above named Grantor under that certain Perpetual Right of Way and Easement Agreement for Charles L. Goodson, as Executor of the Last Will and Testament of Ora Lee Goodson, to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:14 ?.m. recorded in Deed Book 201, Page 705, aforesaid Records, as affected by that certain Non-Interference and Cross-Indemnity Agreement by and between Tenaska, Inc., a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated
         November 10, 1999, filed for record November 10, 1999 at
         4:22 ?.m., recorded in Deed Book 201, Page 792, aforesaid
         Records.

     (D) All rights of the above named Grantor under that certain
         Natural Gas Pipeline Right of Way for Great Northern Nekoosa Corporation, a Maine corporation, to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:16 ?.m., recorded in Deed Book 201, Page 743, aforesaid Records, as affected by that certain Non-Interference and Cross-Indemnity Agreement by and between Tenaska, Inc., a Delaware corporation, and Tenaska
         Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:22 ?.m., recorded in Deed Book 201, Page 792, aforesaid Records.

 (E) All rights of the above named Grantor under that certain Easement Agreement from Robert Charles Payne and Susan Lynn Payne to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:19 ?.m., recorded in Deed Book 201, Page 786, aforesaid Records.

 (F) All rights of the above named Grantor under that certain Access and Utility Easement Agreement from Tenaska, Inc., a Delaware corporation to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:10 ?.m., recorded in Deed Book 201, Page 666, aforesaid Records.

AND SUBJECT TO:
---------------

1. All taxes for the year 1999 and subsequent years, not yet due and payable.

2.       Riparian Rights incident to the Property.

3. Right-of-Way Deed Plant Wansley-Fortson Transmission Line from Georgia Kraft Company, a Delaware Corporation, to Georgia Power Company, a Georgia Corporation dated August 7, 1974, filed for record September 14, 1974 at 8:30 a.m., recorded in Deed Book 75, Page 438, Records of Heard County, Georgia.

4. Terms and conditions contained in that certain Easement Agreement by and between Violet E. Davis and Tenaska, Inc., a Delaware corporation, dated May 7, 1998, filed for record May 7, 1998 at 1:54 p.m., recorded in Deed Book 184, Page 578, aforesaid Records.

5. The terms and conditions of that certain Construction Easement Agreement by and between Inland Paperboard and Packaging, Inc., a Delaware corporation, Tenaska, Inc. a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated October 8, 1999, filed for record October 11, 1999 at
         2:51 p.m., recorded in Deed Book 201, Page 107, aforesaid Records, Terms and conditions contained in that certain.

6. Terms and conditions contained in that certain Access Easement Agreement by and between Inland Paperboard and Packaging, Inc., a Delaware corporation, Tenaska, Inc. a Delaware corporation and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated October 8, 1999, filed for record October 11, 1999 at
         2:54 p.m., recorded in Deed Book 201, Page 120, aforesaid Records.

7. Terms and conditions contained in that certain Access and Utility Easement Agreement from Tenaska, Inc., a Delaware corporation to Tenaska Georgia Partners, L.P., a Delaware limitied partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:10 ?.m., recorded in Deed Book 201, Page 666, aforesaid Records.

8. Terms and conditions of that certain Perpetual Right of Way and Easement Agreement from Charles L. Goodson, as Executor of the Last Will and Testament of Ore Lee Goodson, to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:14 ?.m., recorded in Deed Book 201, Page 705, aforesaid Records and the terms and conditions of that certain Non-Interference and Cross-Indemnity Agreement by and between Tenaska, Inc., a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:22 ?.m., recorded in Deed Book 201, Page 792, aforesaid Records.

9. Terms and conditions of that certain Natural Gas Pipeline Right of Way from Great Northern Nekoosa Corporation, a Maine corporation, to Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at
         4:16 ?.m., recorded in Deed Book 201, Page 743, aforesaid Records, and the terms and conditions of that certain Non-Interference and Cross-Indemnity Agreement by and between Tenaska, Inc., a Delaware corporation, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:22 ?.m., recorded in Deed Book 201, Page 792, aforesaid Records.

10. Easement Agreement by and between Tenaska, Inc., a Delaware corporation, and Inland Paperboard and Packaging, Inc., a Delaware corporation, dated October 8, 1999, filed for record October 11, 1999 at 2:54 p.m., recorded in Deed Book 201, Page 125, aforesaid Records.

11. Memorandum of Rights of First Refusal and Right to Repurchase Agreement by and between Julie R. Thomas (formerly known as Julie Rebecca Brown Arrington), and Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated August 26, 1998, filed for record September 1, 1998 at 1:21 p.m., recorded in Deed Book 188, Page 339, aforesaid records.

12. Memorandum of Right of First Refusal Agreement by and between Tenaska, Inc., a Delaware corporation, and Inland Paperboard and Packaging, Inc., a Delaware corporation, dated October 8, 1999, filed for record October 11, 1999 at 3:15 p.m., recorded in Deed Book 201, Page 131, aforesaid Records.

13. Perpetual Right-of-Way and Easement Agreement from Tenaska Georgia Partners, L.P., a Delaware limited partnership, to Tenaska, Inc., a Delaware corporation, dated November 10, 1999, filed for record November 10, 1999 at 4:08 ?.m., recorded in Deed Book 201, Page 653, aforesaid Records.

14. Restricted Covenant from Tenaska Georgia Partners, L.P., a Delaware limited partnership, dated November 10, 1999, filed for record November 10, 1999 at 4:12 ?.m., recorded in Deed Book 201, Page 678, aforesaid Records.

15. Those matters disclosed by that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176-188, in the Office of the Clerk of the Superior Court of Heard County, Georgia, which recorded Survey is incorporated herein by reference.

16. That certain Indenture of Trust between by and between the Development Authority of Heard County, a public corporation of the State of Georgia, as issuer, and The Chase Manhattan Bank, as trustee, a state banking corporation duly organized and existing under and by virtue of the laws of the State of New York, as trustee, dated November 10, 1999, filed for record November 10, 1999 at 4:36 ?.m., recorded in Deed Book 202, Page 86, aforesaid Records.

17. Terms and conditions contained in that certain Lease Agreement by and between the Development Authority of Heard County, a public corporation of the State of Georgia, as lessor, and Tenaska Georgia Partners, L.P., a Delaware limited partnership, as lessee, dated November 10, 1999, filed for record November 10, 1999 at 4:34 ?.m., recorded in Deed Book 202, Page 1, aforesaid Records.